FOR IMMEDIATE RELEASE

AMERICAN TECHNOLOGY TO REPORT OVER

$10 MILLION IN REVENUES FOR FISCAL 2007

LRAD® Sales Powering Revenue Growth

SAN DIEGO, CA, October 3, 2007 - American Technology Corporation (ATC) (NASDAQ: ATCO), a leading innovator of directed sound products and technologies, announced today that it expects to report over $10 million in revenues for its fiscal year 2007 ended September 30, 2007. Powered by the Company's growing LRAD® business, ATC expects to report that it surpassed fiscal year 2006 revenues of $8.9 million with further revenue growth expected in fiscal 2008.

"We are experiencing improved financial results from the major initiatives we implemented a year ago," said Tom Brown, president and CEO of American Technology. "Fiscal 2007 business growth came through enhanced product performance and working with an increasing number of established companies and organizations to integrate our directed sound solutions into their products and systems. This, coupled with the completed facility consolidation and management restructuring, reduced product costs and greater product margins, is expected to result in improved fiscal year-over-year performance."

"LRAD sales continued to lead the way in our just concluded fiscal Q4," remarked Brown. "We delivered our first LRAD orders to China along with further shipments to Singapore, Europe, Russia, Israel, Australia, the U.K. and to the U.S. military. With the U.S. Navy's recent selection of our enhanced LRAD 1000® as its acoustic hailing and warning device (AHD) for large vessels, and the U.S. Navy and U.S. Army's selection in May of our enhanced LRAD 500® as their AHD for small vessels and vehicles, we believe we are poised for significant LRAD revenue growth in fiscal 2008."

ATC also announced today that it has received an integrated LRAD-R®/radar order from the Arizona National Guard. The Company expects to deliver the order this quarter.

Commenting on ATC's growing public and private security LRAD-R® business, Brown said, "LRAD-R was well received by the more than 23,000 security professionals from around the world that attended the 53rd Annual ASIS International tradeshow last week in Las Vegas. LRAD-R was the only product at ASIS that utilized sound to create an active defense system to locate, track, communicate with, and deter intruders. We expect new business to result from our meetings last week."

"We also expect growing LRAD orders from the U.S. military and from international governments and militaries through both direct and integrated sales facilitated by defense and security-related firms," concluded Brown. "We look forward to finalizing and issuing fiscal 2007 results later this quarter as well as announcing new orders and business developments."

About American Technology Corporation

American Technology Corporation is Shaping the Future of Sound® by providing directed audio solutions that place clear, highly intelligible sound exactly where needed. ATC's Long Range Acoustic Device (LRAD®), HyperSonic® Sound, and NeoPlanar® product lines make up the core of an expanding portfolio of directed sound products and technologies. For more information about ATC and its directed sound solutions please visit the company's web site at www.atcsd.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to, the performance of our management team, market acceptance of our directed sound technologies and products, entry of competitors, the possibility our intellectual property protections will not prevent others from marketing products similar to or competitive with our products, potential technical or manufacturing difficulties that could delay product deliveries or increase warranty costs, and other risks identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the "Risk Factors" section of the company's Form 10-K for the year ended September 30, 2006 and the company's Form 10-Q for the quarter ended June 30, 2007. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

FOR FURTHER INFORMATION CONTACT:

Investor Relations:

Robert Putnam

(858) 676-0519

robert@atcsd.com